Exhibit 10.23


                     TELECOMMUNICATIONS SERVICES AGREEMENT

                                     Between

                                  SWIFTNET LTD.

                                       And

                       TELEGLOBE INTERNATIONAL (U.K.) LTD.












                                                 Teleglobe's Registry No. UK-131
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                      TELECOMMUNICATIONS SERVICES AGREEMENT


This Agreement is made on the 13 day of May 1996

between SWIFTNET LTD., having its registered office at Britannia House, 958/964 High Road, London, N12 9RY, England, hereinafter referred to as "SWIFTNET";

                TELEGLOBE INTERNATIONAL (U.K.) LTD., having its registered office at 2nd Floor, 60 St. James Street, London, SW1 1LE, England, hereinafter referred to as "TELEGLOBE";

WHEREAS TELEGLOBE owns, operates, leases and/or uses through agreements of use, facilities for the conduct of international telecommunications services in accordance with the terms and conditions of its licence;

WHEREAS SWIFTNET owns, operates, leases and/or uses through agreements of use facilities within the United Kingdom which constitute a telecommunications system within United Kingdom in accordance with the terms and conditions of its licence;

WHEREAS TELEGLOBE and SWIFTNET desire to interconnect their respective telecommunications systems for the conveyance of SWIFTNET's international outbound telephone telecommunication traffic; and

WHEREAS the Parties now desire to define the terms and conditions for the conveyance of said traffic.

NOW THEREFORE the Parties hereto agree with each other as follows:

Definitions

1.    In this Agreement, the following terms shall have the following meanings:

      "Act" means the Telecommunications Act 1984 or any modification or re-enactments thereof

      "Associate"       means in relation to any body corporate, any holding
                        company or subsidiary of such body corporate or other
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                        subsidiary of any such holding company (and "subsidiary"
                        and "holding company" shall have the meanings given to them in section 736A of the Companies Act 1985)

      "Call" means the successful conveyance of a Message of a type which the parties' Respective System are capable of conveying

      "Confidential Information"    means, all information, of any nature,
                                    provided by one party to the other in
                                    connection with this Agreement save for
                                    information which the originating party has expressly identified as being non-confidential

      "Licence"         means a licence granted by the Secretary of State under
                        section 7 of the Act

      "Message"         means anything falling within paragraphs (a) to (d) of
                        sub-section 4(1) of the Act.

      "System" means a telecommunications system, the running of which is authorized by a Licence.

THE SERVICES

2. The Parties agree to connect and keep connected their respective telecommunication systems allowing SWIFTNET to convey international outbound Calls via TELEGLOBE ("the Services") and TELEGLOBE agrees to convey Calls received from SWIFTNET's telecommunications system to the telephone number called or to another telecommunications system connected to TELEGLOBE's system.

3. The description of the Services and the operating procedures for the TELEGLOBE Services (which shall include the technical specifications and location of the interconnection of the Parties' respective telecommunications systems) will be specified in Schedule 1 attached hereto and forming part hereof and in the OM&P Manual to be agreed upon between the parties. Any new Service may be added from time to time to this Agreement upon terms and conditions to be mutually agreed
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upon between the Parties and to be included by adding a new schedule to this
_____________.

4. TELEGLOBE shall be responsible for ordering the necessary circuit for the interconnection of the Parties' respective telecommunications systems. However, the costs associated with said circuits shall be shared equally by the Parties.

5. This Agreement specifically excludes any warranty or representation of exclusivity of interconnection by one Party with the other.

DURATION

6. This Agreement shall become effective on the date the physical interconnection of the Parties' respective systems is successfully completed in accordance with the terms of the Schedule 1, for an initial term of six (6) months. This Agreement shall continue in effect thereafter unless and until terminated by either Party giving the other not less than six (6) months notice in writing.

RATES

7. The rates payable by SWIFTNET to TELEGLOBE for the Services are as set forth in Schedule 2 attached hereto and forming part hereof. TELEGLOBE may vary the rates payables by SWIFTNET upon thirty (30) days prior written notice to SWIFTNET.

8. The billing of the Services will be based on the total Call seconds per month per Destination, each Call being rounded up to the nearest second, as measured by TELEGLOBE. The total of seconds obtained per Destination will be divided by 60 and rounded upwards to the nearest minute. Monthly invoice Call minutes broken down by Destination will be attached to each monthly invoice.

9. The amounts due hereunder by SWIFTNET shall be payable to TELEGLOBE on the 15th day of each month by direct debit. The amount payable by SWIFTNET shall correspond to the estimated volume of traffic for the preceding month multiplied by the rate of (POUND)0.20, which rate corresponds to the average rate per minute for the Services. Said rate shall be revised by TELEGLOBE, at its sole discretion, upon variation of SWIFTNET's traffic distribution. The following procedure shall be observed:
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      (a) TELEGLOBE shall, one (1) week before the end of any given month, estimate the volume of traffic for said month, based upon the actual volume of traffic of the three (3) first weeks of said month;

      (b) On the 8th day of each month, TELEGLOBE shall notify SWIFTNET by facsimile of the total estimated volume of traffic (without a breakdown per destination) for the preceding month calculated as per Clause 9a), and indicate the amount that TELEGLOBE will debit from SWIFTNET's bank account, said amount corresponding to the estimated volume of traffic multiplied by (POUND)0.20;

      (c) Clause 31 (Notices) shall not apply to the notice referred to in Clause 9b) so that TELEGLOBE shall have no obligation to certify its notice by first class pre-paid post;

      (d) On the 15th day of each month, the amount referred to in Clause 9b) shall be debited from SWIFTNET's bank account;

      (e) On the 20th day of each month, TELEGLOBE will provide SWIFTNET with an invoice for the preceding month's traffic containing details concerning the actual volume of traffic and applicable rates. Any difference between the amount referred to in Clause 9d) and the amount of the invoice shall be debited from SWIFTNET's bank account on the last day of the month in which the invoice in sent, should such difference correspond to a balance due to TELEGLOBE, or shall be credited towards the next scheduled direct debit, should such difference correspond to an over payment made from SWIFTNET via the last direct debit.

SWIFTNET shall provide TELEGLOBE with all required authorizations enabling TELEGLOBE to make the necessary arrangements with SWIFTNET's banker for the direct debit procedure to be followed. No modification of the direct debit procedure shall be effective unless TELEGLOBE has been notified in writing by SWIFTNET at least ten (10) days in advance and unless TELEGLOBE approves in writing such modification. Direct debit shall not be cancelled by SWIFTNET unless TELEGLOBE approves in writing such cancellation and that direct debit is replaced by another method of payment satisfactory to TELEGLOBE.
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10. Any billing dispute shall be presented to TELEGLOBE by SWIFTNET in writing, in reasonable detail, within sixty (60) days of the date of receipt of the disputed invoice. No billing dispute received by TELEGLOBE after that sixty (60) day period shall be considered by TELEGLOBE. The Parties will make their best efforts to investigate any discrepancy detected, and when mutually agreed, an adjustment will be made on a subsequent invoice to reflect the proper charges or credit.

11. Payments shall be made in pounds sterling. If, by the due date for payment of any invoice, SWIFTNET shall have notified TELEGLOBE of a dispute relating to such invoice pursuant to Clause 10 and such dispute shall not have been resolved, payment of the disputed invoice shall be made as follows:

      (a) if the amount in dispute represents less than 5 per cent of the total amount (excluding VAT) of the relevant invoice, the total amount (excluding VAT) of the relevant invoice, the total amount invoiced shall be due and payable on the due date;

      (b) if the amount in dispute represents 5 per cent or more of the total amount (excluding VAT) of the relevant invoice, the amount disputed may be withheld until the dispute is resolved.

12. Subject to Clause 11, in the event that SWIFTNET shall fail to pay any amount due by its due date, TELEGLOBE shall be entitled to charge and receive interest at the rate of three (3) per cent above the Lloyd's Bank base rate from time to time from the date on which payment was due until the day payment is received in cleared funds, whether before or after judgment.

13. Subject to Clause 11, TELEGLOBE, without prejudice to its other rights, may terminate this Agreement on ten (10) days prior written notice to that effect in the event that SWIFTNET fails to make any payment by the due date.

14. The charges are exclusive of all applicable taxes, including value added tax, sales taxes and duties of levies imposed by any authority, government or government agency. In case a tax, duty or levy is due, the respective amount will be added to the invoice and paid by SWIFTNET.

15. TELEGLOBE shall not share any liability in any uncollectible amount from SWIFTNET's end user customers.

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16. TELEGLOBE reserves the right to suspend the Services forthwith should
TELEGLOBE be enable to effect direct debit under Clause 9. Any suspension shall last until such time TELEGLOBE is paid in full any sums due by SWIFTNET.

PROVISION OF INFORMATION AND CONFIDENTIALITY

17. Each Party undertakes to supply promptly all information and assistance which the other Party may reasonably require to enable it to perform its obligations under this Agreement or to verify any charges levied hereunder. Without limiting the generality of the foregoing, SWIFTNET shall advise TELEGLOBE reasonably in advance of any significant modification in traffic volumes, so that TELEGLOBE may configure its system accordingly.

18. Each party shall keep in confidence all Confidential Information and will not (and will use its reasonable endeavours to ensure that its directors, employees, officers, servants, agents, Associates and professional advisers will not) disclose such information to any third party other than in accordance with this Agreement and will ensure that such information is used solely for the purposes for which it was disclosed. Each party shall exercise no lesser degree of care of Confidential Information than it would apply to its own Confidential Information.

      The following disclosures shall not constitute a breach of this Clause 18:

      (a)   a disclosure authorized in writing;

      (b) publication of Confidential Information in accordance with a statutory or other regulatory requirement or pursuant to an order of a competent court or tribunal; or

      (c) a disclosure made to any regulator or an expert or arbitrator appointed in accordance with the provisions of this Agreement.

      Confidential Information shall not include any information which:

      (d) enters into the public domain other than by reason of a breach of this Agreement;

      (e) is known to the party to which it is disclosed at the time of its disclosure;

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      (f)   is independently generated, developed or discovered at any time by or for the party to which it is disclosed; and

      (g) Is disclosed by a third party without any restriction on further disclosure.

      Either party may disclose Confidential Information to third parties to whom disclosure is necessary for the purposes of permitting it to perform its obligations under this Agreement provided that such third party agrees to observe confidentiality restrictions of no less effect than are set out in this clause.

19. The provisions of Clause 18 shall continue to apply notwithstanding termination or expiry of this Agreement for any reason whatsoever.

PUBLIC RELEASE OF INFORMATION

20. Neither Party shall make any press announcements concerning this Agreement or publicise this Agreement in any way without the prior written consent of the other Party.

     TERMINATION

21. Either Party may, without prejudice to their accrued rights by written notice terminate this Agreement if:

(a) the other Party commits a material breach of any of the terms of this Agreement and fails to remedy the breach within thirty days after receipt of written notice to do so; or

(b) the other Party make an arrangement or composition with its creditors, generally or makes an application to the court of competent jurisdiction for protection form its creditors generally or a bankruptcy order is made against the other Party or a resolution is passed by it for its winding-up, or a court of competent jurisdiction makes an order for its winding-up or dissolution, or an administration order is made in relation to it or a receiver is appointed over any of its assets; or

(c) any Licence of the other Party is revoked, expires or is terminated for any reason (and not simultaneously replaced).

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22. TELEGLOBE reserves the right to terminate this Agreement upon a reasonable written notice to SWIFTNET should SWIFTNET fail to sent any traffic during a period of three (3) consecutive months.


LIMITATION OF LIABILITY

23. Neither Party shall be liable for any loss or damage sustained by the other Party, its interconnecting carriers or its end users associated with services, channels or equipment which such Party does not provide, or for any interruptions or damage due to the other Party's acts or omissions.

24. Neither Party shall be liable to the other Party in contract, tort or otherwise, including any liability for negligence for any loss of profits, loss of revenues, anticipated savings, contracts, or for any other indirect or consequential loss or damage howsoever arising.

25. Subject to Clauses 23 and 24, the maximum aggregate liability for any loss or damage caused to one Party or to any other person in respect of the Services provided by the other Party under this Agreement shall not exceed
(POUND)1,000,000.

26. None of the limitations on liability set out in this Agreement shall apply so as to limit in any manner either Party's liability for death or personal injury caused by the negligence of either Party as the case may be.

27. The provisions of Clauses 23 to 26 shall continue to apply notwithstanding termination or expiry of this Agreement for any reason whatsoever.

FORCE MAJEURE

28. A Party shall not be held liable for failure in performing any of its obligations hereunder if such failure is caused by or arises as a result of circumstances beyond the control of this Party including but not limited to inability or delay caused through industrial action, fire, flood, riot, governmental or other regulation, act of god, lightning, explosion, civil commotion (but not industrial dispute), malicious damage, storm, tempest, act of government or other regulatory authority, other telecommunications operators, or any other circumstances beyond the reasonable control of this Party. 29. Neither party assign its rights under this Agreement without the consent of the other party, provided that such consent shall not be unreasonably withheld or delayed in the case of an assignment to an Associate.

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NO WAIVER

30. No failure by either party at any time to enforce any of the provisions of this Agreement shall be construed by the other as a waiver of any provision of this Agreement.

NOTICES

31. Any notice of communication required to be given hereunder must be given in writing sent by first class pre-paid post in the United Kingdom or by facsimile (with a confirmation sent forthwith by first class pre-paid post) to (in the case of SWIFTNET)

                           Britannia House
                           958/964 High Road
                           London, N12 9RY

                           Or, in the case of Teleglobe, to:

                           Network Manager
                           Teleglobe International (UK) Limited
                           2nd Floor
                           60 St. James' Street
                           London, SW1 1LE
                           Fax: 0171 493 4352

      Any notice or communication sent by post shall be deemed to have been delivered on the third working day following posting and in proving posting it shall be sufficient to show that the envelope containing such notice or communication was properly addressed, stamped and posted. Any notice invoice or communication sent by facsimile transmission shall be deemed to have been delivered at the time of its transmission if during Working Hours or if not at the commencement of the following Working Day and in proving transmission it shall be sufficient to show a

Facsimile confirmation note confirming the number of pages transmitted and the facsimile number or station ID of the recipient and that the envelope containing the confirmation was properly addressed, stamped and posted.

      Either party may change its address for service by sending a notice to the other party in accordance with the provision of this Clause 31.

ENTIRE AGREEMENT

32. This Agreement represents the entire agreement and understanding between the Parties in relation to the subject matter hereof and supersedes, all other agreements and representations made by either Party, whether oral or written, and this Agreement may only be modified if such modification is in writing and signed by a duly authorized representative of each Party.

GOVERNING LAW

33. This Agreement shall be governed by and construed in accordance with English law and the Parties hereby submit to the exclusive jurisdiction of the English Courts.


SWIFTNET LTD.                               TELEGLOBE INTERNATIONAL
                                            (U.K.) LTD.



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